EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-210412 and 333-220172 on Form S-8 and Registration Statement No. 333-217172 on Form S-3 of our report dated March 8, 2018, relating to the financial statements of Syndax Pharmaceuticals, Inc. appearing in this Annual Report on Form 10-K of Syndax Pharmaceuticals, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 8, 2018